UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20 , 2011

Commission File Number:  000-51842

Sefe, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
201763307
(IRS Employer Identification No.)

1900 W. University Drive, Suite 231, Tempe, Arizona 85281
(Address of principal executive offices)

480-294-6407
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, the Registrant appointed Mr. Harold W. Sciotto as a director to fill a vacancy on its Board of Directors. Mr. Sciotto was employed by Sears Roebuck & Company, from June 1964 until his retirement in May 1993, in various sales and management positions. These positions encompassed sotre sales and department management positions, such as store merchandise manager, district business manager, and store manager of three stores in Arizona. His duties included sales, advertising, personnel management, financial statement preparation and accounting. From 1989 through the present, Mr. Sciotto has also been an independent business consultant to various early-stage business ventures. Mr. Sciotto most recently served as Corporate Secretary and Treasurer of ECOtality, Inc. (NASD: ECTY) from December of 2004 until November of 2010, and as a Director of ECOtality from December of 2004 until October of 2009.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sefe, Inc.

Date:   June 22, 2011
By:	/s/ Wayne Rod

Name: Wayne Rod
Title: President
Date:   June 22, 2011
By:	/s/ Wayne Rod

Name: Wayne Rod
Title: Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Director Offer Letter, dated June 20, 2011